Exhibit 1.1

Vertiv Holdings Co

18,000,000 Shares of Common Stock

Underwriting Agreement

[ ], 2020

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

Ladies and Gentlemen:

VPE Holdings, LLC (the “Selling Stockholder”) of Vertiv Holdings Co, a Delaware corporation (the “Company”), proposes to sell to J.P. Morgan Securities LLC and Goldman Sachs & Co. LLC (collectively, the “Underwriters”), an aggregate of 18,000,000 shares of Class A common stock, par value $0.0001 per share (the “Common Stock”), of the Company (the “Shares”). The shares of Common Stock of the Company to be outstanding after giving effect to the sale of the Shares are referred to herein as the “Stock”.

The Company and the Selling Stockholder, as applicable, hereby confirm their agreement with the several Underwriters concerning the purchase and sale of the Shares, as follows:

1.             Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement (File No. 333-236334), including a prospectus, relating to the Shares. Such registration statement, as amended at the time it mostly recently became effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means any preliminary prospectus (including any preliminary prospectus supplement to the base prospectus filed as part of the Registration Statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement) relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Securities Act, and the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Shares. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to the Applicable Time (as defined below), the Company had prepared the following information (collectively with the pricing information set forth on Annex A hereto, the “Pricing Disclosure Package”): a Preliminary Prospectus dated [ ], 2020.

“Applicable Time” means [ ] [A.M/P.M.], New York City time, on [ ], 2020.

2.             Purchase of the Shares. (a) The Selling Stockholder agrees to sell the Shares to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase at a price per share of $[ ] (the “Purchase Price”) from the Selling Stockholder the number of Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Shares to be sold by the Selling Stockholder by a fraction, the numerator of which is the aggregate number of Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule 1 hereto and the denominator of which is the aggregate number of Shares to be purchased by all the Underwriters from the Selling Stockholder hereunder.

(b)         The Selling Stockholder understands that the Underwriters intend to make a public offering of the Shares, and initially to offer the Shares on the terms set forth in the Pricing Disclosure Package. The Selling Stockholder acknowledges and agrees that the Underwriters may offer and sell Shares to or through any affiliate of an Underwriter.

(c)         Payment for the Shares shall be made by wire transfer in immediately available funds to the account specified by the Selling Stockholder to the Underwriters at the offices of Cahill Gordon & Reindel llp at 10:00 A.M., New York City time, on [ ], 2020, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Underwriters and the Selling Stockholder may agree upon in writing. The time and date of such payment for the Shares is referred to herein as the “Closing Date”.

(d)         Payment for the Shares to be purchased on the Closing Date shall be made against delivery to the Underwriters of the Shares to be purchased on such date with any transfer taxes payable in connection with the sale of such Shares duly paid by the Selling Stockholder. Delivery of the Shares shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Underwriters shall otherwise instruct. The certificates for the Shares will be made available for inspection and packaging by the Underwriters at the office of DTC or its designated custodian not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.

(e)         Each of the Company and the Selling Stockholder acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company and the Selling Stockholder with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company, the Selling Stockholder or any other person. Additionally, none of the Underwriters is advising the Company, the Selling Stockholder or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company and the Selling Stockholder shall consult with their own advisors concerning such matters and each shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and none of the Underwriters shall have any responsibility or liability to the Company or the Selling Stockholder with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company or the Selling Stockholder. Moreover, the Selling Stockholder acknowledges and agrees that, although the Underwriters may be required or choose to provide the Selling Stockholder with certain Regulation Best Interest and Form CRS disclosures in connection with the offering, the Underwriters are not making a recommendation to the Selling Stockholder to participate in the offering, enter into a “lock-up” agreement, or sell any Shares at the price determined in the offering, and nothing set forth in such disclosures is intended to suggest that any of the Underwriters is making such a recommendation.

3.             Representations and Warranties of the Company. The Company represents and warrants to each Underwriter and the Selling Stockholder that:

(a)         Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus included in the Pricing Disclosure Package, at the time of filing thereof, complied in all material respects with the Securities Act, and no Preliminary Prospectus, at the time of filing thereof, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with the Underwriter Information (as defined below) relating to any Underwriter that has been furnished to the Company in writing by or on behalf of any Underwriter expressly for use in any Preliminary Prospectus.

(b)         Pricing Disclosure Package. The Pricing Disclosure Package as of the Applicable Time did not, and as of the Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with Underwriter Information relating to any Underwriter that has been furnished to the Company in writing by or on behalf of such Underwriter expressly for use in such Pricing Disclosure Package.

(c)         Free Writing Prospectus; Road Shows. Prior to the execution of this Agreement, the Company (including its agents and representatives) has not, directly or indirectly, offered or sold any Shares by means of any “prospectus” (within the meaning of the Securities Act) or used any “prospectus” (within the meaning of the Securities Act) in connection with the offer or sale of the Shares, in each case other than the initial registration statement (File No. 333-236334) including any post-effective amendment or prospectus supplement thereto, the Registration Statement, the Preliminary Prospectus and the Prospectus; the Company has not, directly or indirectly, prepared, used or referred to, and will not, directly or indirectly, prepare, use or refer to, any “free writing prospectus” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Shares (each such communication, a “Free Writing Prospectus”); and the parties hereto agree and understand that the content of any and all “road shows” (as defined in Rule 433 under the Securities Act) related to the offering of the Shares contemplated hereby are solely the property of the Company.

(d)         Registration Statement and Prospectus. The Registration Statement has been declared effective by the Commission. No order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Shares has been initiated or, to the knowledge of the Company, threatened by the Commission; as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date the Prospectus will comply in all material respects with the Securities Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, in each case, the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with the Underwriter Information relating to any Underwriter that has been furnished to the Company in writing by or on behalf of any Underwriter expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto.

(e)         The Underwriting Agreement. The Company has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby or by the Pricing Disclosure Package and the Prospectus has been duly and validly taken. This Agreement has been duly authorized, executed and delivered by the Company.

(f)          The Shares. The Shares to be sold by the Selling Stockholder hereunder have been duly authorized by the Company and, when issued and delivered and paid for as provided herein, will be duly and validly issued, will be fully paid and nonassessable, will conform in all material respects to the descriptions thereof in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and the issuance of the Shares is not subject to any preemptive or similar rights.

(g)         No Material Adverse Change. Since the date of the most recent financial statements of the Company included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except in each case as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) there has not been any change in the capital stock (other than the issuance of shares of Common Stock upon exercise of stock options, other equity awards and warrants described as outstanding in, and the grant or vesting of options and awards under existing equity incentive plans described in, the Registration Statement, the Pricing Disclosure Package and the Prospectus), long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development that, in each case, would reasonably be expected to result in a material adverse change, in or affecting the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business that is material to the Company and its subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority.

(h)         Independent Accountants. Ernst & Young LLP (“E&Y”), who have certified certain financial statements (which term as used in this Agreement includes the related notes thereto), included in the Registration Statement, the Pricing Disclosure Package and the Prospectus of Vertiv Holdings, LLC and its subsidiaries as of December 31, 2019 and December 31, 2018 and for each of the three years in the period ended December 31, 2019 is an independent registered public accounting firm with respect to Vertiv Holdings, LLC and its subsidiaries prior to the Business Combination (as defined in the Registration Statement, the Pricing Disclosure Package and the Prospectus), and the Company and its subsidiaries following the Business Combination (as defined in the Registration Statement, the Pricing Disclosure Package and the Prospectus), in each case, within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(i)          Preparation of the Financial Statements. The consolidated financial statements, together with the related notes, of Vertiv Holdings, LLC and its subsidiaries prior to the Business Combination (as defined in the Registration Statement, the Pricing Disclosure Package and the Prospectus), and the Company and its subsidiaries following the Business Combination (as defined in the Registration Statement, the Pricing Disclosure Package and the Prospectus), in each case, included in in the Registration Statement, the Pricing Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and fairly present in all material respects the consolidated financial position of the entities to which they relate as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States (“GAAP”) applied on a consistent basis throughout the periods involved, and any supporting schedules included in the Registration Statement present fairly in all material respects the information required to be stated therein (collectively, the “Historical Financial Statements”); and the other financial information included in the Registration Statement, the Pricing Disclosure Package and the Prospectus has been derived from the accounting records of Vertiv Holdings, LLC and its subsidiaries and the Company and its consolidated subsidiaries, as applicable, and presents fairly in all material respects the information shown thereby. The financial data set forth in the Registration Statement under the captions “Summary historical consolidated and combined financial and other data” and “Selected historical consolidated financial information of Vertiv Holdings and Vertiv Holdings Co” has been derived from the accounting records of Vertiv Holdings, LLC and its subsidiaries and the Company and its consolidated subsidiaries, as applicable, and fairly presents in all material respects the information set forth therein on a basis consistent with that of the audited Historical Combined Financial Statements contained or incorporated by reference in the Registration Statement, except as otherwise noted therein; all disclosures included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(j)          Organization and Good Standing. The Company and each of its “significant subsidiaries” (as defined in Rule 1-02(w) of Regulation S-X) (each, a “Significant Subsidiary” and collectively, the “Significant Subsidiaries”) have been duly organized and are validly existing and in good standing (where such concept is recognized) under the laws of their respective jurisdictions of organization and has requisite power and authority to own, lease and operate their respective properties and to conduct their respective business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and, if applicable, to enter into and perform its obligations under this Agreement. The Company and each of its Significant Subsidiaries are each duly qualified as a foreign corporation or limited liability company, as applicable, to transact business and are in good standing or equivalent status in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of their respective business, except for such jurisdictions where the failure to so qualify or to be in good standing or have such power or authority would not, individually or in the aggregate, reasonably be expected to result in a material adverse change on the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole or on the performance by the Company of its obligations under this Agreement (a “Material Adverse Change”). The subsidiaries listed in Schedule 2 hereto are the Significant Subsidiaries of the Company as of the date hereof.

(k)         Capitalization and Other Capital Stock Matters. At September 30, 2020 on a consolidated basis, after giving pro forma effect to the sale of the Shares pursuant hereto, the Company would have an authorized and outstanding capitalization as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Capitalization”; all the outstanding shares of capital stock of the Company (including the Shares to be sold by the Selling Stockholder) have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except as described in or expressly contemplated by the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and except as described in or expressly contemplated by the Registration Statement, the Pricing Disclosure Package and the Prospectus all the outstanding shares of capital stock or other equity interests of each subsidiary owned, directly or indirectly, by the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.

(l)          Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. None of the Company or its subsidiaries is (i) in violation of its charter, bylaws or other constitutive document, to the extent applicable, (ii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority or (iii) in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is a subject (each, an “Existing Instrument”), except, in the case of clauses (ii) and (iii) above, for any such violations or Defaults as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. The execution, delivery and performance of this Agreement by the Company, the sale of the Shares by the Selling Stockholder and the consummation by the Company of the transactions contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus (A) will not conflict with or result in any breach or violation of the provisions of the charter, bylaws or other constitutive document of the Company or any of its subsidiaries, to the extent applicable, (B) will not, as applicable, conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, (C) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any of its subsidiaries and (D) will not require any consent, approval, authorization or other order of, or registration or filing with, any court, arbitrator or other governmental or regulatory authority or agency, except (1) in the case of this clause (D), (i) such as have been obtained or made and are in full force and effect under the Securities Act, applicable securities or blue sky laws of the several states of the United States or provinces of Canada and (ii) such consents, approvals, authorizations, orders, registrations or filings as may be required by FINRA or under state securities or blue sky laws in connection with the purchase and distribution of the Shares by the Underwriters, in each case, except where the failure to obtain any such consent, approval, authorization, order, registration or filing would not impair, in any material respect, the ability of the Company or any other party hereto to consummate the transactions contemplated by this Agreement and (2) in the case of clauses (B) and (C) above, such liens, charges, encumbrances, conflicts, breaches, Defaults, Debt Repayment Triggering Events or violations that, individually or in the aggregate, would not result in a Material Adverse Change. As used herein, a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(m)        No Material Actions or Proceedings. Except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no legal, regulatory or governmental actions, suits, investigations, inquiries, demands or proceedings (“Actions”) pending or, to the Company’s knowledge, threatened (i) against or affecting the Company or any of its subsidiaries or (ii) which have as the subject thereof any property owned or leased by, the Company or any of its subsidiaries and, in each case, any such action, suit or proceeding would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change; and (i) there are no current or pending Actions that are required under the Securities Act to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and (ii) there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(n)         Intellectual Property Rights. The Company and its subsidiaries own or possess adequate rights to use all patents, trademarks, service marks, trade names, copyrights, know-how and other intellectual property necessary to conduct their businesses as now conducted (“Intellectual Property Rights”), except where the failure to own or possess such Intellectual Property Rights would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. None of the Company or its subsidiaries has received any notice of infringement or violation of or conflict with asserted rights of others with respect to any Intellectual Property Rights that would reasonably be expected to result in a Material Adverse Change.

(o)         All Necessary Permits, Etc. The Company and its subsidiaries possess such valid and current licenses, certificates, authorizations or permits issued by the appropriate state, federal, local or foreign regulatory agencies or bodies necessary for the ownership or lease of their respective properties or to conduct their respective businesses, except where the failure to obtain such licenses, certificates, authorizations or permits would not reasonably be expected to result in a Material Adverse Change, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such license, certificate, authorization or permit that, individually or in the aggregate would reasonably be expected to result in a Material Adverse Change.

(p)         Title to Properties. The Company and its subsidiaries have good title to all of the property and assets reflected as owned by the Company and its subsidiaries in the Historical Financial Statements, in each case free and clear of all liens, encumbrances, claims and defects, except those (i) as are described in the Registration Statement, Pricing Disclosure Package and Prospectus, (ii) that do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries, or (iii) that could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change. Any real property and buildings held under lease by the Company and its subsidiaries which are material to the business of the Company and its subsidiaries, taken together, as presently conducted, are held by them under valid, subsisting and enforceable leases with such exceptions that are described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or that would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change and except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles (regardless of whether enforcement is considered in a proceeding at equity or at law); and as to rights to indemnification and contribution, by applicable law or principles of public policy.

(q)         Tax Law Compliance. The Company and its subsidiaries have filed all tax returns required by law, rule or regulation to be filed through the date hereof, paid all federal, state, local and foreign taxes (including as a withholding agent) and have established adequate reserves in accordance with GAAP for all taxes not yet due and payable, except for any taxes as may be being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP or to the extent any such failure would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change; and other than tax deficiencies that Company or any of its subsidiaries, as the case may be, are contesting in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP, there is no tax deficiency that has been asserted against Company or any of its subsidiaries that would reasonably be expected to, individually or in the aggregate, result in a Material Adverse Change.

(r)          Company Not an “Investment Company.” The Company is not required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).

(s)         Insurance. The Company and its subsidiaries collectively carry insurance in such amounts and covering such risks as in the Company’s reasonable determination is adequate for the conduct of their respective business and the value of their respective properties; and neither the Company nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that could would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Change.

(t)          No Price Stabilization or Manipulation. Neither the Company nor any of its subsidiaries or other affiliates has taken, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in stabilization or manipulation of the price of the Shares.

(u)         Company’s Accounting System. The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company and its subsidiaries maintain internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Prospectus and the Pricing Disclosure Package fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Based on the Company’s most recent evaluation of its internal controls over financial reporting pursuant to Rule 13a-15(c) of the Exchange Act, except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no material weaknesses in the Company’s internal controls. The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls over financial reporting.

(v)         eXtensible Business Reporting Language. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(w)        Disclosure Controls and Procedures. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company has established and maintains a system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company has carried out evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(x)          Regulations T, U, X. None of Company, any of its subsidiaries nor any agent thereof acting on their behalf (other than the Underwriters as to whom the Company makes no representation) has taken, and none of them will take, any action that might cause this Agreement or the sale and delivery of the Shares by the Selling Stockholder, nor the application of proceeds therefrom, to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System in each case as in effect on the date hereof.

(y)         Compliance with and Liability Under Environmental Laws. Except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries (i) is in violation of any law, statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries, relating to the generation, use, transport, disposal or release of hazardous or toxic substances (including, without limitation, fertilizers, pesticides, fungicides, petroleum or petroleum products) or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), (ii) owns, leases or operates any real property contaminated with any substance that is subject to any Environmental Laws, (iii) is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or (iv) has received written notice of or is subject to any pending or threatened claim or liability relating to any Environmental Laws, which violation, contamination, liability or claim would individually or in the aggregate, reasonably be expected to result in a Material Adverse Change; and neither the Company nor any of its subsidiaries is aware of any pending investigation, conditions, facts or circumstances that would reasonably be expected to result in a violation of, liability under, or claim pursuant to any Environmental Laws that would reasonably be expected to result in a Material Adverse Change.

(z)          ERISA Compliance. Neither the Company nor any of its subsidiaries has any liability for any prohibited transaction or failure to satisfy the minimum funding standard under Section 412 of the Code and Section 302 of ERISA, whether or not waived, or any complete or partial withdrawal liability or other liability under Title IV of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), with respect to any pension, profit sharing or other plan that is subject to ERISA, to which the Company, its subsidiaries or their ERISA Affiliates (as defined below) makes or ever has made a contribution and in which any employee of the Company or of any such subsidiary or their ERISA Affiliates is or has ever been a participant which liability would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. With respect to such plans, the Company and each of its subsidiaries is in compliance with all applicable provisions of ERISA, except for such noncompliance which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. “ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Company, is treated as a single-employer under Section 414(b) or (c) of the Code.

(aa)       Compliance with Labor Laws. Except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus or as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, (i) there is (A) no unfair labor practice complaint pending or, to the Company’s knowledge, threatened against the Company or any of its subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements pending, or to the Company’s knowledge, threatened, against the Company or any of its subsidiaries, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Company’s knowledge, threatened against the Company or any of its subsidiaries and (C) no union representation question existing with respect to the employees of the Company or any of its subsidiaries and, to the Company’s knowledge, no union organizing activities taking place with respect to the Company or any of its subsidiaries and (ii) there has been no violation of any federal, state or local law relating to discrimination in hiring, promotion or pay of employees or of any applicable wage or hour laws.

(bb)       Related Party Transactions. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and any director, officer, stockholder, customer or supplier of the Company or any affiliate of the Company or any of its subsidiaries, on the other hand, that is required by the Securities Act to be disclosed in a registration statement pursuant to Item 404 of Regulation S-K and that is not so described the Registration Statement, the Prospectus and the Pricing Disclosure Package.

(cc)       No Unlawful Contributions or Other Payments. Neither the Company nor any of its subsidiaries, nor any director, officer or employee of the Company or any of its subsidiaries, nor, to the knowledge of the Company, any agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) violated or is in violation of the FCPA, the UK Bribery Act or any other applicable anti-bribery or anti-corruption law, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, the UK Bribery Act or any other applicable anti-bribery or anti-corruption law or (iii) made, offered, agreed or requested any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit; and the Company and its subsidiaries and, to the knowledge of the Company, the Company’s affiliates have conducted their businesses in compliance with the FCPA, the UK Bribery Act and other applicable anti-bribery and anti-corruption laws and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith. The Company and its subsidiaries have instituted, maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

“FCPA” means Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

“UK Bribery Act” means the Bribery Act 2010 of the United Kingdom, as amended, and the rules and regulations thereunder.

(dd)      Compliance with Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ee)         No Conflicts with Sanctions Laws. Neither the Company nor any of its subsidiaries, directors, officers or employees, nor to the knowledge of the Company, any agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, Her Majesty’s Treasury (or any similar sanctions imposed by any other governmental authority to which the Company or any of its subsidiaries is subject) (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation Crimea, Cuba, Iran, North Korea and Syria (each, a “Sanctioned Country”). The Company will not, directly or indirectly, use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person, (i) to fund any activities of or business with any person that, at the time of such funding, is the subject of Sanctions, or is in, at the time of such funding, a Sanctioned Country, or (ii) in any other manner that will result in a violation by any person (including any person participating in the offering, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past five years, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(ff)        Stock Options. With respect to the stock options (the “Stock Options”) granted pursuant to the stock-based compensation plans of the Company and its subsidiaries (the “Company Stock Plans”), (i) each Stock Option intended to qualify as an “incentive stock option” under Section 422 of the Code so qualifies, (ii) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (iii) each such grant was made in accordance with the terms of the Company Stock Plans, the Exchange Act and all other applicable laws and regulatory rules or requirements, including the rules of the New York Stock Exchange and any other exchange on which Company securities are traded, and (iv) each such grant was properly accounted for in accordance with GAAP in the financial statements (including the related notes) of the Company and disclosed in the Company’s filings with the Commission in accordance with the Exchange Act and all other applicable laws. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company of granting, Stock Options prior to, or otherwise coordinating the grant of Stock Options with, the release or other public announcement of material information regarding the Company or its subsidiaries or their results of operations.

(gg)      Cybersecurity. (i)(x) Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there has been no security breach, incident or other compromise of or relating to any of the Company’s or any of its subsidiaries’ information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology (collectively, “IT Systems and Data”) and (y) the Company and its subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to their IT Systems and Data, except as would not, in the case of this clause (i), individually or in the aggregate, reasonably be expected to result in a Material Adverse Change; (ii) the Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, in the case of this clause (ii), individually or in the aggregate, result in a Material Adverse Change; and (iii) the Company and its subsidiaries have implemented backup and disaster recovery technology, privacy and data security technology, policies and procedures consistent with industry standards and practices, except as would not, in the case of this clause (iii), individually or in the aggregate, result in a Material Adverse Change.

(hh)       No Restrictions on Subsidiaries. No subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock or similar ownership interest, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company, except (i) as disclosed in the Registration Statement, Pricing Disclosure Package and the Prospectus and (ii) for any such restrictions which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

(ii)         No Broker’s Fees. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(jj)          No Registration Rights. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission, or, to the knowledge of the Company, the sale of the Shares to be sold by the Selling Stockholder hereunder.

(kk)       Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included or incorporated by reference in any of the Registration Statement, the Pricing Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(ll)         Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002, as amended and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(mm)       Status under the Securities Act. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares and at the date hereof, the Company was and is an “ineligible issuer” (as defined in Rule 405 under the Securities Act).

(nn)       Emerging Growth Company. From the time of initial filing of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication undertaken in reliance on Section 5(d) of the Securities Act) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on either Section 5(d) of, or Rule 163B under, the Securities Act.

(oo)       Testing-the-Waters Materials. The Company (i) has not alone engaged in any Testing-the-Waters Communications other than Testing-the-Waters Communications with the consent of the Underwriters (x) with entities that are qualified institutional buyers (“QIBs”) within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act (“IAIs”) and otherwise in compliance with the requirements of Section 5(d) of the Securities Act or (y) with entities that the Company reasonably believed to be QIBs or IAIs and otherwise in compliance with the requirements of Rule 163B under the Securities Act and (ii) has not authorized anyone other than the Underwriters to engage in Testing-the-Waters Communications. The Company reconfirms that the Underwriters have been authorized to act on its behalf in undertaking Testing-the-Waters Communications by virtue of a writing substantially in the form of Exhibit B hereto. The Company has not distributed or approved for distribution any Written Testing-the-Waters Communications other than those listed on Annex D hereto. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act. Any individual Written Testing-the-Waters Communication does not conflict with the information contained in the Registration Statement or the Pricing Disclosure Package, complied in all material respects with the Securities Act, and when taken together with the Pricing Disclosure Package as of the Applicable Time, did not, and as of the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

4.             Representations and Warranties of the Selling Stockholder. The Selling Stockholder represents and warrants to each Underwriter and the Company that:

(a)             Required Consents; Authority. All consents, approvals, authorizations and orders necessary for the execution and delivery by the Selling Stockholder of this Agreement, and for the sale and delivery of the Shares to be sold by the Selling Stockholder hereunder, have been obtained; and the Selling Stockholder has full right, power and authority to enter into this Agreement, and to sell, assign, transfer and deliver the Shares to be sold by the Selling Stockholder hereunder; this Agreement has each been duly authorized, executed and delivered by the Selling Stockholder.

(b)             No Conflicts. The execution, delivery and performance by the Selling Stockholder of this Agreement, the sale of the Shares to be sold by the Selling Stockholder and the consummation by the Selling Stockholder of the transactions contemplated herein or therein will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in the termination, modification or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property, right or asset of the Selling Stockholder pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Selling Stockholder is a party or by which the Selling Stockholder is bound or to which any of the property, right or asset of the Selling Stockholder is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Selling Stockholder or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory agency.

(c)             Title to Shares. The Selling Stockholder has good and valid title to the Shares to be sold at the Closing Date by the Selling Stockholder hereunder, free and clear of all liens, encumbrances, equities or adverse claims; the Selling Stockholder will have, immediately prior to the Closing Date good and valid title to the Shares to be sold at the Closing Date by the Selling Stockholder, free and clear of all liens, encumbrances, equities or adverse claims; and, upon delivery of the certificates representing such Shares and payment therefor pursuant hereto, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or adverse claims, will pass to the several Underwriters.

(d)             No Price Stabilization or Manipulation. The Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of any security of the Company in connection with the offering to facilitate the sale or resale of the Shares.

(e)             Pricing Disclosure Package. The Pricing Disclosure Package, at the Applicable Time did not, and as of the Closing Date, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations and warranties in this Section 4(e) shall only apply to statements or omissions made in reliance upon and in conformity with information relating to the Selling Stockholder furnished to the Company in writing by, or on behalf of, the Selling Stockholder expressly for use in the Pricing Disclosure Package (including any Pricing Disclosure Package that has been subsequently amended) (it being understood and agreed that such information solely consists only of (A) the name of the Selling Stockholder, (B) the information relating to the Selling Stockholder’s holdings of shares of Stock in the beneficial ownership table, (C) the information set forth in the applicable footnote relating to the Selling Stockholder in the beneficial ownership table and (D) the number of Shares to be offered by the Selling Stockholder, in each case as set forth under the caption “Selling Stockholder” in the Registration Statement, the Pricing Disclosure Package and the Prospectus (such information, the “Selling Stockholder Information”) .

(f)              Free Writing Prospectus and Written Testing-the-Waters Communication. Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, the Selling Stockholder (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any Free Writing Prospectus or any Written Testing-the-Waters Communication and has not distributed any written materials in connection with the offer or sale of the Shares.

(g)             Registration Statement and Prospectus. As of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that such representations and warranties set forth in this Section 4(g) shall only apply to statements or omissions made in reliance upon and in conformity with the Selling Stockholder Information that has been furnished to the Company in writing by, or on behalf of, the Selling Stockholder expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto.

(h)             Material Information. As of the date hereof and as of the Closing Date, the sale of the Shares by the Selling Stockholder is not and will not be prompted by any material information concerning the Company which is not set forth in the Registration Statement, the Pricing Disclosure Package or the Prospectus.

(i)              No Unlawful Contributions or Other Payments. Neither the Selling Stockholder nor any of its subsidiaries, nor any director, officer or employee of the Selling Stockholder or any of its subsidiaries, nor, to the knowledge of the Selling Stockholder, any agent, affiliate or other person associated with or acting on behalf of the Selling Stockholder or any of its subsidiaries, has taken any action, directly or indirectly, that would result in a violation by such persons of the FCPA, the UK Bribery Act or any other applicable anti-bribery or anti-corruption law, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, the UK Bribery Act or any other applicable anti-bribery or anti-corruption law and the Selling Stockholder has conducted its businesses in compliance with the FCPA, the UK Bribery Act and other applicable anti-bribery and anti-corruption laws and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith. The Selling Stockholder has instituted, maintained and enforced policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(j)             Compliance with Anti-Money Laundering Laws. The operations of the Selling Stockholder and its subsidiaries are and have been conducted at all times in compliance in all material respects with the Anti-Money Laundering Laws, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Selling Stockholder or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Selling Stockholder, threatened.

(k)            No Conflicts with Sanctions Laws. Neither the Selling Stockholder nor any of its subsidiaries, directors, officers or employees, nor, to the knowledge of the Selling Stockholder, any agent, affiliate or other person associated with or acting on behalf of the Selling Stockholder or any of its subsidiaries, is currently the subject of any Sanctions, nor is the Selling Stockholder located, organized or resident in a Sanctioned Country. The Selling Stockholder will not, directly or indirectly, use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary or other person, (i) to fund any activities of or business with any person that, at the time of such funding, is the subject of Sanctions, or is in, at the time of such funding, a Sanctioned Country, or (ii) in any other manner that will result in a violation by any person (including any person participating in the offering, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past five years, the Selling Stockholder and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(l)             Organization and Good Standing. The Selling Stockholder has been duly organized and is validly existing and in good standing under the laws of its respective jurisdictions of organization.

(m)           ERISA. The Selling Stockholder is not (i) an employee benefit plan subject to Title I of ERISA, (ii) a plan or account subject to Section 4975 of the Code or (iii) an entity deemed to hold “plan assets” of any such plan or account under Section 3(42) of ERISA, 29 C.F.R. 2510.3-101, or otherwise.

(n)            FINRA. To the Selling Stockholder’s knowledge, there are no affiliations or associations between any member of FINRA and any of the Selling Stockholder’s officers, directors or 5% or greater securityholders, except as set forth in the Registration Statement, the Pricing Disclosure Package or the Prospectus.

(o)            The Selling Stockholder specifically agrees that the obligations of the Selling Stockholder hereunder shall not be terminated by operation of law, whether by the death or incapacity of the Selling Stockholder, or, in the case of an estate or trust, by the death or incapacity of any executor or trustee or the termination of such estate or trust, or in the case of a partnership, corporation or similar organization, by the dissolution of such partnership, corporation or organization, or by the occurrence of any other event. If the Selling Stockholder or any such executor or trustee should die or become incapacitated, or if any such estate or trust should be terminated, or if any such partnership, corporation or similar organization should be dissolved, or if any other such event should occur, before the delivery of the Shares hereunder, certificates representing such Shares shall be delivered by or on behalf of the Selling Stockholder in accordance with the terms and conditions of this Agreement.

5.             Further Agreements of the Company. The Company covenants and agrees with each Underwriter that:

(a)       Required Filings. The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act; and the Company will furnish copies of the Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Underwriters may reasonably request.

(b)       Delivery of Copies. The Company will deliver, without charge, to the Underwriters electronic copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and documents incorporated by reference therein; and during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto) as the Underwriters may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters a prospectus relating to the Shares is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Shares by any Underwriter or dealer.

(c)       Amendments or Supplements. During the Prospectus Delivery Period, before filing any amendment or supplement to the Registration Statement, the Pricing Disclosure Package or the Prospectus, the Company will furnish to the Underwriters and counsel for the Underwriters a copy of the amendment or supplement for review and will not make, prepare, use, authorize, approve, refer to or file any such proposed amendment or supplement to which the Underwriters reasonably objects.

(d)       Notice to the Underwriters. During the Prospectus Delivery Period, the Company will advise the Underwriters promptly, and confirm such advice in writing (which may be delivered via electronic mail), (i) when the Registration Statement has become effective; (ii) when any amendment to the Registration Statement has been filed or becomes effective; (iii) when any supplement to the Pricing Disclosure Package, the Prospectus, any Written Testing-the-Waters Communication or any amendment to the Prospectus has been filed or distributed; (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information including, but not limited to, any request for information concerning any Testing-the-Waters Communication; (v) of the issuance by the Commission or any other governmental or regulatory authority of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package, the Prospectus or any Written Testing-the-Waters Communication or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (vi) of the occurrence of any event or development within the Prospectus Delivery Period as a result of which the Prospectus, the Pricing Disclosure Package or any Written Testing-the-Waters Communication as then amended or supplemented would contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Pricing Disclosure Package or any Written Testing-the-Waters Communication is delivered to a purchaser, not misleading; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the written initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package, the Prospectus or any Written Testing-the-Waters Communication or suspending any such qualification of the Shares and, if any such order is issued, will use its reasonable best efforts to obtain as soon as possible the withdrawal thereof.

(e)       Ongoing Compliance. (1) If during the Prospectus Delivery Period (i) any event or development shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will promptly notify the Underwriters thereof and promptly prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Underwriters may designate such amendments or supplements to the Prospectus (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Prospectus as so amended or supplemented (or any document to be filed with the Commission and incorporated by reference therein) will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law and (2) if at any time prior to the Closing Date (i) any event or development shall occur or condition shall exist as a result of which the Pricing Disclosure Package as then amended or supplemented would contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Pricing Disclosure Package to comply with law, the Company will promptly notify the Underwriters thereof and promptly prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Underwriters may designate, such amendments or supplements to the Pricing Disclosure Package (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, be misleading or so that the Pricing Disclosure Package will comply with law.

(f)       Blue Sky Compliance. The Company will qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriters shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Shares; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(g)       Earning Statement. The Company will make generally available to its security holders and the Underwriters as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(h)       Clear Market. For a period of 30 days after the date of the Prospectus (the “Lock-Up Period”), the Company will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, or submit to, or file with, the Commission a registration statement under the Securities Act relating to, any shares of Stock or any securities convertible into or exercisable or exchangeable for Stock (collectively with the Stock, the “Lock-Up Securities”), or publicly disclose the intention to undertake any of the foregoing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Lock-Up Securities, in cash or otherwise, without the prior written consent of the Underwriters. The restrictions contained in the preceding sentence shall not apply to (A) the Shares to be sold hereunder, (B) the issuance by the Company of shares of Stock upon the conversion or exchange of convertible, exchangeable or exercisable securities, including upon the exercise of warrants in connection with a redemption of such warrants by the Company, outstanding as of the date of this Agreement and described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (C) the issuance by the Company of options to purchase shares of Stock and other equity incentive compensation, including restricted stock or restricted stock units, under stock option or similar plans described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or under stock option or similar plans of companies acquired by the Company in effect on the date of acquisition, (D) any shares of Stock issued upon the exercise of options granted under such stock option or similar plans described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or under stock option or similar plans of companies acquired by the Company in effect on the date of acquisition, (E) the filing by the Company of any registration statement on Form S-8 with the Commission relating to the offering of securities pursuant to the terms of such stock option or similar plans, (F) the issuance by the Company of Lock-Up Securities in connection with an acquisition or business combination, provided that the aggregate number of shares of Stock issued pursuant to this clause (F) during the Lock-Up Period shall not exceed 5% of the total number of shares of Stock issued and outstanding on the closing date of the offering, and provided further that, in the case of any issuance pursuant to this clause (F), any recipient of shares of Stock shall have executed and delivered to the Underwriters a lock-up agreement in the form attached as Exhibit A without the prior written consent of the Underwriters and (G) the redemption by the Company of warrants, whether for delivery of shares of Stock or in cash.

(i)       No Stabilization. Neither the Company nor its subsidiaries or affiliates will take, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

(j)       Reports. For a period of two years following the date hereof, so long as the Company is subject to the reporting requirements of either Section 13 or 15(d) of the Exchange Act, the Company will furnish to the Underwriters, as soon as they are available, copies of all reports or other communications (financial or other) furnished to holders of the Shares, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system; provided the Company will be deemed to have furnished such reports and financial statements to the Underwriters to the extent they are filed on the Commission’s Electronic Data Gathering, Analysis, and Retrieval system.

1 NTD: To be confirmed.

(m)        Free Writing Prospectus. The Company will not to use or refer to any Free Writing Prospectus. The Company will not take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a Free Writing Prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(n)       [Reserved].

6.             Further Agreements of the Selling Stockholder. The Selling Stockholder covenants and agrees with each Underwriter that:

(a)       Lock-Up Agreement. The Selling Stockholder has duly executed and delivered to the Underwriters a “lock-up” agreement substantially in the form of Exhibit A hereto.

(b)       No Stabilization. The Selling Stockholder will not take, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of any security of the Company in connection with the offering to facilitate the sale or resale of the Shares.

(c)       Tax Form. It will deliver to the Underwriters prior to or at the Closing Date a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by the Treasury Department regulations in lieu thereof) in order to facilitate the Underwriters’ documentation of their compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated.

(d)       Use of Proceeds. It will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to a subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject of target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

7.             Certain Agreements of the Underwriters. Each Underwriter hereby severally and not jointly represents and agrees that:

(a)       It will not take any action that would result in the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a Free Writing Prospectus prepared by or on behalf of such Underwriter that otherwise would not, but for such actions, be required to be filed by the Company under Rule 433(d) under the Securities Act.

(b)       It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company and the Selling Stockholder if any such proceeding against it is initiated during the Prospectus Delivery Period).

8.             Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase the Shares on the Closing Date, as provided herein is subject to the performance by the Company and the Selling Stockholder of their respective covenants and other obligations hereunder and to the following additional conditions:

(a)       Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and any Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of the Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 5(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Underwriters.

(b)       Representations and Warranties. The respective representations and warranties of the Company and the Selling Stockholder contained herein shall be true and correct (or true and correct in all material respects in the case of representations and warranties qualified by materiality or Material Adverse Change) on the date hereof and on and as of the Closing Date; and the statements of the Company and its officers and of the Selling Stockholder and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(c)       No Downgrade. Subsequent to the earlier of (A) the Applicable Time and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded any debt securities, convertible securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined under Section 3(a)(62) under the Exchange Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any such debt securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).

(d)       No Material Adverse Change. No event or condition of a type described in Section 3(g) hereof shall have occurred or shall exist, which event or condition is not described in the Pricing Disclosure Package (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Underwriters is so material and adverse as to make it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

(e)       Officer’s Certificate. The Underwriters shall have received on and as of the Closing Date, (x) a certificate, on behalf of the Company, of the chief financial officer or chief accounting officer of the Company (i) confirming that such officer has carefully reviewed the Registration Statement, the Pricing Disclosure Package and the Prospectus and, to the knowledge of such officer, the representations of the Company set forth in Sections 3(b) and 3(d) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct (or true and correct in all material respects in the case of representations and warranties qualified by materiality or Material Adverse Change) and that the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, and (iii) to the effect set forth in paragraphs (a), (c) and (d) above and (y) a certificate of the Selling Stockholder, in form and substance reasonably satisfactory to the Underwriters, (A) confirming that the representations of the Selling Stockholder set forth in Sections 4(e), 4(f) and 4(g) hereof is true and correct and (B) confirming that the other representations and warranties of the Selling Stockholder in this agreement are true and correct and that the Selling Stockholder has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date.

(f)       Comfort Letters. On the date of this Agreement and on the Closing Date, E&Y shall have furnished to the Underwriters, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Underwriters, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided, that each letter delivered on the Closing Date shall use a “cut-off” date no more than two business days prior to such Closing Date.

(g)       Opinion and 10b-5 Statement of Counsel for the Company. Paul, Weiss, Rifkind, Wharton & Garrison LLP, counsel for the Company, shall have furnished to the Underwriters, at the request of the Company, their written opinion and 10b-5 statement, dated the Closing Date and addressed to the Underwriters, substantially in the form set forth in Annex B-1 hereto.

(h)       Opinion of Counsel for the Selling Stockholder. Morgan, Lewis & Bockius LLP, counsel for the Selling Stockholder, shall have furnished to the Underwriters, at the request of the Selling Stockholder, their written opinion, dated the Closing Date and addressed to the Underwriters, substantially in the form set forth in Annex B-2 hereto.

(i)       Opinion and 10b-5 Statement of Counsel for the Underwriters. The Underwriters shall have received on and as of the Closing Date, an opinion and 10b-5 statement, addressed to the Underwriters, of Cahill Gordon & Reindel LLP counsel for the Underwriters, with respect to such matters as the Underwriters may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(j)       No Legal Impediment to Sale. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the sale of the Shares by the Selling Stockholder; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the sale of the Shares by the Selling Stockholder.

(k)       Good Standing. The Underwriters shall have received on and as of the Closing Date reasonably satisfactory evidence of the good standing of the Company in its jurisdiction of organization and its good standing in such other jurisdictions, in each case, as the Underwriters may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(l)       Exchange Listing. The Shares to be delivered on the Closing Date shall have been approved for listing on the New York Stock Exchange, subject to official notice of issuance.

(m)       Lock-up Agreements. The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you, and certain stockholders, officers and directors of the Company as set forth on Annex C hereto, including, the Selling Stockholder, relating to sales and certain other dispositions of shares of Stock or certain other securities, delivered to you on or before the date hereof, shall be full force and effect on the Closing Date.

(n)       Additional Documents. On or prior to the Closing Date, the Company and the Selling Stockholder shall have furnished to the Underwriters such further certificates and documents as the Underwriters may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

9.                   Indemnification and Contribution.

(a)       Indemnification of the Underwriters by the Company. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Preliminary Prospectus, any Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, any Written Testing-the-Waters Communication, any “road show” (as defined in Rule 433 under the Securities Act), or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Underwriters expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the Underwriter Information.

(b)       Indemnification of the Underwriters by the Selling Stockholder. The Selling Stockholder hereunder agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, in each case only insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to the Selling Stockholder furnished to the Company in writing by, or on behalf of, the Selling Stockholder expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Preliminary Prospectus, any Written Testing-the-Waters Communication or the Pricing Disclosure Package, it being understood and agreed that the only such information furnished by the Selling Stockholder consists of the Selling Stockholder Information relating to the Selling Stockholder.

(c)       Indemnification of the Company and the Selling Stockholder. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and the Selling Stockholder to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by or on behalf of such Underwriter for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Preliminary Prospectus, any Written Testing-the-Waters Communication, any “road show” (as defined in Rule 433 under the Securities Act), or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the 5th paragraph under the caption “Underwriting” and the information contained in the second sentence of the first paragraph and the second paragraph under the caption “Underwriting—Price stabilization, Short positions” (collectively, the “Underwriter Information”).

(d)       Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to the preceding paragraphs of this Section 9, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under the preceding paragraphs of this Section 9. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses in such proceeding and shall pay the reasonable fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and it can reasonably conclude that representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to one local counsel in each applicable jurisdiction) for all Indemnified Persons, and that all such reasonable fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by J.P. Morgan Securities LLC and Goldman Sachs & Co. LLC and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company and any such separate firm for the Selling Stockholder shall be designated in writing by the Selling Stockholder. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(e)       Contribution. If the indemnification provided for in paragraphs (a), (b) or (c) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholder, on the one hand, and the Underwriters, on the other, from the offering of the Shares or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing clause (i) but also the relative fault of the Company and the Selling Stockholder, on the one hand, and the Underwriters, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholder, on the one hand, and the Underwriters, on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Selling Stockholder from the sale of the Shares and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus bear to the aggregate offering price of the Shares. The relative fault of the Company and the Selling Stockholder, on the one hand, and the Underwriters, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Stockholder or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(f)       Limitation on Liability. The Company, the Selling Stockholder and the Underwriters agree that it would not be just and equitable if contribution pursuant to paragraph (e) above were determined by pro rata allocation (even if the Selling Stockholder or the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (e) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (e) above shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of paragraphs (e) and (f), in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Shares exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to paragraphs (e) and (f) are several in proportion to their respective purchase obligations hereunder and not joint.

(g)       Non-Exclusive Remedies. The remedies provided for in paragraphs (a) through (f) above are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

10.               Effectiveness of Agreement. This Agreement shall become effective as of the date first written above.

11.               Termination. This Agreement may be terminated in the absolute discretion of the Underwriters, by notice to the Company and the Selling Stockholder, if after the execution and delivery of this Agreement and on or prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Underwriters, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

12.               Defaulting Underwriter.

(a)       If, on the Closing Date, any Underwriter defaults on its obligation to purchase the Shares that it has agreed to purchase hereunder on such date, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Shares by other persons satisfactory to the Company and the Selling Stockholder on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Shares, then the Company and the Selling Stockholder shall be entitled to a further period of 36 hours within which to procure other persons reasonably satisfactory to the non-defaulting Underwriters to purchase such Shares on such terms. If other persons become obligated or agree to purchase the Shares of a defaulting Underwriter, either the non-defaulting Underwriters or the Company and the Selling Stockholder may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Company, counsel for the Selling Stockholder or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 12, purchases Shares that a defaulting Underwriter agreed but failed to purchase.

(b)       If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters, the Company and the Selling Stockholder as provided in paragraph (a) above, the aggregate number of Shares that remain unpurchased on the Closing Date does not exceed one-eleventh of the aggregate number of Shares to be purchased on such date, then the Company and the Selling Stockholder shall have the right to require each non-defaulting Underwriter to purchase the number of Shares that such Underwriter agreed to purchase hereunder on such date plus such Underwriter’s pro rata share (based on the number of Shares that such Underwriter agreed to purchase on such date) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c)       If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters, the Company and the Selling Stockholder as provided in paragraph (a) above, the aggregate number of Shares that remain unpurchased on the Closing Date exceeds one-eleventh of the aggregate amount of Shares to be purchased on such date, or if the Company and the Selling Stockholder shall not exercise the right described in paragraph (b) above, then this Agreement, the obligation of the Underwriters to purchase Shares on the Closing Date, as shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 12 shall be without liability on the part of the Company, except that the provisions of Section 9 hereof shall not terminate and shall remain in effect.

(d)       Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company, the Selling Stockholder or any non-defaulting Underwriter for damages caused by its default.

13.               Payment of Expenses.

(a)       Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all out-of-pocket expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Shares and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Pricing Disclosure Package and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing this Agreement; (iv) the fees and expenses of the Company’s counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Shares under the laws of such jurisdictions as the Underwriters may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriters); (vi) the cost of preparing stock certificates; (vii) the costs and charges of any transfer agent and any registrar; (viii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, FINRA, provided that the costs and fees of counsel described in clauses (v) and (viii) shall not exceed $50,000; (ix) all expenses (other than air travel expenses) incurred by the Company in connection with any “road show” presentation to potential investors; (x) one-half of all air travel expenses in connection with any “road show” presentation to potential investors, and (xi) all expenses and application fees related to the listing of the Shares on the New York Stock Exchange.

(b)       Notwithstanding subsection (a), if (i) this Agreement is terminated pursuant to Section 11, (ii) the Company or the Selling Stockholder for any reason fail to tender the Shares for delivery to the Underwriters, or (iii) the Underwriters decline to purchase the Shares for any reason expressly permitted under this Agreement (other than solely because of the termination of this Agreement pursuant to Section 12 hereof), the Company agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

14.               Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein and the affiliates of each Underwriter referred to in Section 9 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Shares from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

15.               Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Selling Stockholder and the Underwriters contained in this Agreement or made by or on behalf of the Company, the Selling Stockholder or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company, the Selling Stockholder or the Underwriters or the directors, officers, controlling persons or affiliates referred to in Section 9 hereof.

16.               Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

17.               Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company and the Selling Stockholder, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

18.               Miscellaneous.

(a)       Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Underwriters c/o J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (fax: (212) 622-8358); Attention: Equity Syndicate Desk; c/o Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, Attention: Registration Department. Notices to the Company shall be given to it at Vertiv Holdings Co at 1050 Dearborn Drive, Columbus, Ohio 43085, (Fax: (614) 841-6882); Attention: General Counsel; Attention: Legal Department. Notices to the Selling Stockholder shall be given to it at VPE Holdings, LLC, c/o Platinum Equity Advisors, LLC, 360 North Crescent Drive, South Bldg., Beverly Hills, CA 90210 (Fax: 310-712-1863); Attention: John Holland.

(b)       Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(c)       Submission to Jurisdiction. Each of the Company and the Selling Stockholder hereby submit to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the Company and the Selling Stockholder waive any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. Each of the Company and the Selling Stockholder agree that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and the Selling Stockholder, as applicable, and may be enforced in any court to the jurisdiction of which Company and the Selling Stockholder, as applicable, is subject by a suit upon such judgment.

(d)       Waiver of Jury Trial. Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.

(e)       Recognition of the U.S. Special Resolution Regimes.

(i)       In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(ii)       In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 18(e):

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i)       a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)      a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)     a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

(f)       Counterparts. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

(g)       Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(h)       Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

Vertiv Holdings Co

By:
Name:
Title:

VPE HOLDINGS, LLC

By:
Name:
Title:

By:
Name:
Title:

As Selling Stockholder

[Signature Page to Underwriting Agreement]

Accepted: As of the date first written above

J.P. MORGAN SECURITIES LLC

By:
Authorized Signatory

[Signature Page to Underwriting Agreement]

Accepted: As of the date first written above

GOLDMAN SACHS & CO. LLC

By:
Authorized Signatory

[Signature Page to Underwriting Agreement]

Schedule 1

Underwriter	Number of Shares

J.P. Morgan Securities LLC	[ ]
Goldman Sachs & Co. LLC	[ ]
Total	18,000,000

Sch. 1-1

Schedule 2

Significant Subsidiaries

Entity	Country of Incorporation
Vertiv Holdings, LLC	United States--Delaware
Vertiv Holding Corporation	United States – Delaware
Vertiv Intermediate Holding Corporation	United States – Delaware
Vertiv Intermediate Holding II Corporation	United States – Delaware
Vertiv Group Corporation (DBA: Vertiv Co.)	United States – Delaware
Vertiv IT Systems Inc.	United States – Delaware
Vertiv International Holdings Designated Activity Company Vertiv International Designated Activity Company	Ireland
Chloride Group Limited	United Kingdom
Chloride Supplies Limited	United Kingdom
Electrical Reliability Services, Inc.	United States – California
Emerpowsys, S. de R.L. de C.V. Emermex S.A. de C.V. Technologias del Pacifico S.A. de C.V.	Mexico
Vertiv (Hong Kong) Limited Vertiv (Hong Kong) Holdings Limited	Hong Kong
Vertiv Tech Co. Ltd. Vertiv Holdings Co. Ltd. Vertiv Software (Shenzhen) Co., Ltd. Vertiv Tech (Mianyang) Co., Ltd.	China
Vertiv Corporation	United States – Ohio
Vertiv (Singapore) Pte. Ltd.	Singapore
Vertiv Canada ULC	Canada
Vertiv Energy Private Limited	India
Vertiv Srl+Branches	Italy
Vertiv Holdings II Limited	United Kingdom
Vertiv Holdings Limited	United Kingdom
Vertiv Industrial Systems SAS	France
Vertiv Infrastructure Limited	United Kingdom
Vertiv Mexico, S.A. de C.V.	Mexico
Vertiv Slovakia a.s.	Slovakia
Vertiv Sweden AB	Sweden
Energy Labs, Inc	United States-California
Vertiv (Australia) Pty. Ltd	Australia
Vertiv Croatia d.o.o.	Croatia
Vertiv Czech Republic s.r.o	Czech Republic
Vertiv Gmbh Vertiv Integrated Systems Gmbh	Germany
Atlas Asia Limited	Hong Kong
Vertiv Middle East DMCC	Dubai (UAE)
Vertiv Romania S.r.l.	Romania

Sch. 3-1

Annex A

(a)          Pricing Disclosure Package

None.

(b)          Pricing Information Provided Orally by Underwriters

1.        The Selling Stockholder is selling [ ] shares of Shares.

2.        The public offering price per share for the Shares shall be [ ].

Annex A-1

Annex B-1

[Form of Opinion and 10b-5 Statement of Paul, Weiss, Rifkind, Wharton & Garrison LLP,

Counsel for the Company]

[see attached]

Annex B-1

Annex B-2

[Form of Opinion of Morgan, Lewis & Bockius LLP for
the Selling Stockholder]

[see attached]

Annex B-2

Annex C

List of Persons Subject to Lock-Up

A.	Directors of the Company:

1.	David M. Cote

2.	Rob Johnson

3.	Joseph van Dokkum

4.	Roger Fradin

5.	Jacob Kotzubei

6.	Matthew Louie

7.	Edward L. Monser

8.	Steven S. Reinemund

9.	Robin L. Washington

B.	Officers of the Company:

1.	David J. Fallon

2.	Giordano Albertazzi

3.	Andrew Cole

4.	Jason M. Forcier

5.	Sheryl Haislet

6.	John Hewitt

7.	Patrick Johnson

8.	Steve Lalla

9.	Stephen Liang

10.	Gary Niederpruem

11.	Scott Cripps

C.	Selling Stockholder:

1.	VPE Holdings, LLC

Annex C-1

Annex D

Written Testing-the-Waters Communications

None.

Annex D-1

Exhibit A

FORM OF LOCK-UP AGREEMENT

[see attached]

- Exhibit A -

Vertiv Holdings Co

FORM OF LOCK-UP AGREEMENT

[ ], 2020

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

Re:    Vertiv Holdings Co --- Public Offering

Ladies and Gentlemen:

The undersigned understands that you, the Underwriters, propose to enter into an underwriting agreement (the “Underwriting Agreement”) with Vertiv Holdings Co, a Delaware corporation (the “Company”), and VPE Holdings, LLC (the “Selling Stockholder”), providing for the public offering (the “Public Offering”) by the several Underwriters named in Schedule 1 to the Underwriting Agreement (collectively, the “Underwriters”), of Class A common stock, par value $0.0001 per share, of the Company (the “Common Stock”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In consideration of the Underwriters’ agreement to purchase and make the Public Offering of the Common Stock and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of the Underwriters, the undersigned will not, and will not cause any direct or indirect affiliate to, during the period beginning on the date of this letter agreement (this “Letter Agreement”) and ending at the close of business on the date that is 60 days after the date of the final prospectus relating to the Public Offering (the “Prospectus”) (such period, the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of the Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (including without limitation, Common Stock or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant) (collectively with the Common Stock, the “Lock-Up Securities”), (2) enter into any hedging, swap or other agreement or transaction that transfers, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Lock-Up Securities, in cash or otherwise, (3) take any action that shall require the Company to file with the Commission a registration statement under the Act relating to the Lock-Up Securities during the Restricted Period; provided that, the Company may make a confidential or non-public submission with the Commission of a registration statement under the Act relating to the Lock-Up Securities during the Restricted Period, so long as any such confidential or non-public submission shall not become a publicly available registration statement during the Restricted Period, or (4) publicly disclose the intention to do any of the foregoing. The undersigned acknowledges and agrees that the foregoing precludes the undersigned from engaging in any hedging or other transactions or arrangements (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition or transfer (whether by the undersigned or any other person) of any economic consequences of ownership, in whole or in part, directly or indirectly, of any Lock-Up Securities, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of Lock-Up Securities, in cash or otherwise.

Notwithstanding the foregoing, the undersigned may, or may cause any direct or indirect affiliate to, transfer the undersigned’s Lock-Up Securities:

(A)    to be sold by the undersigned pursuant to the Underwriting Agreement in connection with the Public Offering;

(B)    as a bona fide gift, gifts or charitable contributions or for bona fide estate planning purposes;

(C)    to limited partners, members, stockholders or other equity holders of the undersigned, or to limited partners, members, stockholders or other equity holders of any such persons, or to the estate of any such persons;

(D)    to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this Letter Agreement, “immediate family” shall mean any relationship by blood, marriage, domestic partnership or adoption, not more remote than first cousins);

(E)    to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned;

(F)    at death by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the undersigned; and

(G)    as part of a sale of the undersigned’s Lock-Up Securities acquired in open market transactions after the closing date for the Public Offering;

provided that in the case of any transfer or distribution pursuant to clauses (B) through (F), (i) any such transfer or distribution is not “for value”, and (ii) each donee, distributee or transferee, as applicable, shall execute and deliver to the Underwriters a lock-up letter substantially in the form of this Letter Agreement, with a term lasting for the balance of the Restricted Period; and provided, further, that in the case of any transfer or distribution pursuant to clauses (B) through (G), no filing by any party to such transfer or distribution (donor, donee, devisee, transferor, transferee, distributer or distributee) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), reporting a reduction in the beneficial ownership thereof or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution, in each case during the Restricted Period (other than a filing on Form 5 made after the expiration of the Restricted Period).

Furthermore, notwithstanding the restrictions contained above, the undersigned may, or may cause any direct or indirect affiliate to, without the prior written consent of the Underwriters:

(i)       exercise an option to purchase shares of Lock-Up Securities granted under any stock incentive plan or stock purchase plan of the Company in effect on the date hereof as described in the Registration Statement and the Preliminary Prospectus or exercise a warrant to purchase shares of Lock-Up Securities; provided that, in each case, any shares of Lock-Up Securities received by the undersigned upon such exercise shall be subject to the restrictions on transfer set forth in this Letter Agreement for the balance of the Restricted Period; and provided, further, that if the undersigned is required to file a report under Section 16 of the Exchange Act during the Restricted Period, then any such filing shall reasonably indicate in the footnotes thereto that (a) the filing relates to the circumstances described in this clause (i), (b) no shares were sold by the reporting person and (c) the shares received upon exercise of the option are subject to a lock-up agreement with the Underwriters of the Public Offering;

(ii)      transfer the undersigned’s Lock-Up Securities or any security convertible into or exercisable or exchangeable for Lock-Up Securities to the Company pursuant to any contractual arrangement in effect on the date hereof that provides for the repurchase of the undersigned’s Lock-Up Securities or such other securities by the Company or in connection with the termination of the undersigned’s employment with the Company; provided that, in the case of any transfer pursuant to this clause (ii), any public reports or filings, including filings under the Exchange Act, that shall be required to be made in connection with such transfer, shall reasonably indicate in the footnotes thereto the reason for such transfer pursuant to the circumstances described in this clause (ii);

(iii)     transfer the undersigned’s Lock-Up Securities or any security convertible into or exercisable or exchangeable for Lock-Up Securities or any restricted stock to the Company in connection with a vesting event of the Company’s securities or upon the exercise of options to purchase the Company’s securities, on a “cashless” or “net exercise” basis or to cover tax withholding in connection with such vesting or exercise; provided that (x) the underlying shares shall continue to be subject to the restrictions on transfer set forth in this Letter Agreement for the balance of the Restricted Period, and (y) to the extent any filing by, or on behalf of, any party (donor, donee, transferor or transferee) under the Exchange Act shall be required to be made with respect to such transfer, such filing shall reasonably indicate in the footnotes thereto that the purpose of such transfer is to cover such tax withholding obligations or the payment of taxes due in connection with the vesting event, and no other public announcement shall be required or shall be made voluntarily in connection with such disposition;

(iv)     establish a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Lock-Up Securities; provided that (x) such plan does not provide for any transfers of Lock-Up Securities, and (y) no filing under the Exchange Act or other public announcement shall be required or voluntarily made by the undersigned or any other person in connection therewith, in each case, during the Restricted Period;

(v)      by operation of law pursuant to a qualified domestic order or pursuant to a divorce settlement or any other court order; provided that no filing under the Exchange Act or other public announcement shall be required or voluntarily made by the undersigned or any other person in connection therewith, in each case during the Restricted Period; and

(vi)     transfer the undersigned’s Lock-Up Securities or any security convertible into or exercisable or exchangeable for Lock-Up Securities pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction following the Public Offering that is approved by the Board of Directors of the Company and that is made to all holders of the Company’s Common Stock involving a Change of Control (as defined below) of the Company; provided, that, in the event that such tender offer, merger, consolidation or other similar transaction is not completed, all such securities shall remain subject to the provisions of this Letter Agreement.  For purposes of this Letter Agreement “Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons, of securities representing not less than a majority of the outstanding voting securities of the Company.

Notwithstanding the foregoing, the undersigned shall be permitted to make required filings on a Schedule 13D, Schedule 13F or Schedule 13G under the Exchange Act.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the Lock-Up Securities described herein, are hereby authorized to decline to make any transfer of Lock-Up Securities if such transfer would constitute a violation or breach of this Letter Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Public Offering of the Securities and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Underwriters may be required or choose to provide certain Regulation Best Interest and Form CRS disclosures to you in connection with the Public Offering, the Underwriters are not making a recommendation to you to participate in the Public Offering, enter into this Letter Agreement, or sell any Shares at the price determined in the Public Offering, and nothing set forth in such disclosures is intended to suggest that any Underwriter is making such a recommendation.

The undersigned understands that this Letter Agreement shall automatically terminate and the undersigned shall be released from all obligations hereunder if (i) the Underwriting Agreement does not become effective by [ ], 2020, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Lock-Up Securities to be sold thereunder, (ii) the Underwriters advise the Company and the Selling Stockholder in writing that the Underwriters have determined not to proceed with the Public Offering or (iii) the Company advises the Underwriters in writing that the Company has determined not to proceed with the Public Offering. The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement.

[remainder of page intentionally left blank]

This Letter Agreement and any claim, controversy or dispute arising under or related to this Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Very truly yours,

[NAME OF DIRECTOR, OFFICER OR STOCKHOLDER]

By:
Name:
Title:

[Signature Page to the Lock-Up Agreement]